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                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 CALL NOW, INC.
                                 --------------
               (Exact name of issuer as specified in its charter)

          Florida                                                65-0337175
-------------------------------                             -------------------
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                             Identification No.)

                                 P.O.Box 531399
                             Miami Shores, FL 33153
                    ----------------------------------------
                    (Address of principal executive offices)

                                  STOCK OPTIONS
                                  -------------
                            (Full title of the Plan)

                           William M. Allen, Chairman
                                 Call Now, Inc.
                                 P.O. Box 531399
                             Miami Shores, FL 33153
                                 (305) 751-5115
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Joel Bernstein, Esq.
                                 P.O. Box 330072
                              Miami, Florida 33233
                                 (305) 751-3008

Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

                   CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of                                             Proposed maximum                  Proposed
securities                 Amount                    offering price                     maximum                Amount of
to be                      to be                        per share                      aggregate               registra-
registered                 registered                      (a)                       offering price            tion fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,               115,000                       $2.00                         $230,000                   $100
per share

(a) Estimated solely for the purpose of calculating the registration fee.





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

         COMMON STOCK. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. The holders of Common Stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all assets remaining available for distribution to common shareholders. The Common Stock has no pre-emptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All the outstanding shares of Common Stock, including the shares of Common Stock to be outstanding in this Offering, are validly issued, fully paid (in cash or services) and non-assessable.

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         The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. The Company currently intends to retain all earnings for use in its business. Accordingly, it is anticipated that no dividends will be paid in the foreseeable future.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is hereby made to the provisions of the Florida Business Corporation Law which provides for indemnification of directors and officers under certain circumstances.

         The Registrant's Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

         Indemnification under the Company's Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective

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                  amendment thereof) which, individually or in the
                  aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the

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event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on April 10, 1997.

                                                  CALL NOW, INC.



                                                  By:    s/William M. Allen
                                                         ------------------
                                                           William M. Allen
                                                           Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                       Date
---------                                                     -----                                       ----
  s/William M. Allen                                 Chairman and Director                                Apr. 10, 1997
----------------------                               (Principal Executive
William M. Allen                                     Officer)


  s/Bryan P. Brown                                   President and Director                               Apr. 10, 1997
----------------------
Bryan P. Brown


  s/Max Allen                                        Director                                             Apr. 10, 1997
----------------------
Max Allen


  s/Robert C. Buffkin                                Director                                             Apr. 10, 1997
----------------------
Robert C. Buffkin









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                                  EXHIBIT INDEX

No.               Description                                             Page
---               -----------                                             ----

5                 Opinion of Joel Bernstein                                 8

24.2              Consent of Accountant                                     9












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